UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2006
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Uranerz Energy Corporation (“We” or the “Company”) has entered into subscription agreements with an aggregate of forty investors for the purchase and sale of an aggregate of 2,142,200 units (the “Units”) at a price of $1.75 per unit for total gross proceeds of $3,748,850. Each Unit is comprised of one share of the Corporation’s common stock (each a “Share”) and one-half of one share purchase warrant. Each whole warrant (each a “Warrant”) entitles the holder to purchase one additional Share of our common stock for a period of one year from the date of issue at an exercise price of $2.25 per Share. We have paid a commission equal to up to 8% on a portion of the funds raised from the sale of the units. Details of the sales of the Units are provided in Item 3.02 of this Current Report on Form 8-K.

Section 3 Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Completion of Private Placement

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933 (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

1.

On May 19, 2006, we completed a private placement with four investors of 720,000 Units at a price of $1.75 per Unit for total proceeds of $1,260,000 pursuant to Rule 506 of Regulation D of the Act. We will pay a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

2.

On May 19, 2006, we completed a private placement with thirty-six investors of 1,422,200 Units at a price of $1.75 per Unit for total proceeds of $2,488,850 pursuant to Rule 903 of Regulation S of the Act. We will pay a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. We completed the offering of the Units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the Units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the Units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 2,142,200 Shares and 1,071,100 Warrants, with each Warrant entitling the holder to purchase one additional Share of our common stock for a period of one year at an exercise price of $2.25 per Share until May 19, 2007.

Grant of Stock Options

On May 23, 2006, we granted options to purchase an aggregate of 550,000 shares of our common stock to the directors and executive officers named below. Each option is exercisable at a price of $1.96 per share for a term expiring May 23, 2011. Each option has been granted pursuant to and is subject to the terms and conditions of our 2005 Non-Qualified Stock Option Plan. We filed a registration statement on Form S-8 with the Securities and Exchange Commission on November 21, 2005 in order to register the issuance of up to 10,000,000 shares of our common stock issuable pursuant to our 2005 Non-Qualified Stock Option Plan. All stock options are fully vested.

Number of Options	Name of Optionee	Director/ Executive Officer
150,000	Arnold J. Dyck	Director
150,000	Peter W. Bell	Director
150,000	Richard W. Holmes	Director
100,000	Benjamin D. Leboe	Chief Financial Officer

Section 5 Corporate Governance and Management

Item 5.02 –	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Resignations of Aileen Lloyd

Ms. Aileen Lloyd has resigned from our board of directors effective May 22, 2006. Ms. Lloyd resigned as our chief financial officer on May 23, 2006. Ms. Lloyd has resigned from these positions in order to facilitate the appointment of Mr. Richard W. Holmes to our board of directors and Mr. Benjamin Leboe as our new chief financial officer, each as described below. Ms. Lloyd will continue to act as our corporate secretary.

Appointment of Richard W. Holmes to the Board of Directors

Mr. Richard W. Holmes has been appointed to our board of directors effective May 23, 2006. Mr. Holmes has been appointed in order to fill the vacancy left by the resignation of Ms. Lloyd. Mr. Holmes was appointed by consent resolution of our board of directors.

3.

Mr. Holmes has been engaged in providing financial consulting, financial modeling and accounting services to existing and start-up companies since 2000. He is presently the secretary and treasurer and a director of PhosMex Corporation, a California phosphate mining company. Mr. Holmes was previously the director of finance and vice-president of finance of Telair/ Englehard Sensor Technologies, a manufacturer of infrared gas sensors used in commercial and residential applications from 1991 to 2000. Mr. Holmes was plant controller for Jostens, a privately held leader in recognition products and class rings, from 1987 to 1991. Mr. Holmes was the controller of Sloan Technology Corporation, a manufacturer of surface profilers for the semiconductor industry, from 1986 to 1987. Mr. Holmes was the treasurer and controller of Ogle Resources Inc., an oil and gas company with offshore exploration, drilling and production from 1981 to 1986. Mr. Holmes was an assistant controller with Duke Power Company (now Duke Energy) from 1971 to 1981.

Mr. Holmes received his bachelor’s degree in accounting from the University of Wisconsin. Mr. Holmes was an active certified public accountant from 1971 to 2003 and is presently inactive.

Mr. Holmes has been appointed to our audit committee and our nominating corporate governance committee, each of which has been established by our board of directors effective May 23, 2006.

Mr. Holmes has been granted the stock options described in Item 3.02 of this Current Report on Form 8-K pursuant to our 2005 Non-Qualified Stock Option Plan effective May 23, 2006.

Appointment of Benjamin Leboe as Chief Financial Officer

Mr. Benjamin Leboe was appointed as our chief financial officer on May 23, 2006 concurrent with the resignation of Ms. Lloyd. This appointed was approved by our board of directors.

Mr. Leboe was a senior consultant, management consulting of the Business Development Bank of Canada, from January 2005 to February 2006. Previously, Mr. Leboe was president, secretary, treasurer, principal financial and accounting officer and a director of Asia Payment Systems Inc., a United States and Hong Kong based company engaged in payment processing services and related applications from June 1998 to January 2005. Concurrently, from January 2003 to January 2005 Mr. Leboe was the chief financial officer of C-Chip Technologies Inc. (now Manaris Corporation), a Montreal based corporation developing high-tech products and services for security and risk mitigation activities. Each of Manaris Corporation and Asia Payment Systems Inc. are public corporations whose shares trade on the OTC Bulletin Board. Mr. Leboe has been the principal of Independent Management Consultants of British Columbia from 1990 to date. Mr. Leboe was previously vice-president and chief financial officer of VECW Industries Ltd. from 1990 to 1993 and a partner of KPMG Consulting from 1978 to 1990.

Mr. Leboe received his bachelor of commerce degree from the University of British Columbia. Mr. Leboe is a chartered accountant and a certified management consultant in the Province of British Columbia.

We have agreed to pay a consulting fee of $5,000 Cdn (equal to approximately $4,500 US as of May 23, 2006) in consideration for Mr. Leboe’s services and to grant to Mr. Leboe options to purchase 100,000 shares of our common stock. In accordance with this agreement, Mr. Leboe has been granted the stock options described in Item 3.02 of this Current Report on Form 8-K pursuant to our 2005 Non-Qualified Stock Option Plan effective May 23, 2006. We have not entered into any written compensation agreement with Mr. Leboe as of the date of filing of this Current Report on Form 8-K, however we anticipate that we will enter into a written compensation agreement with Mr. Leboe confirming the terms and conditions of his engagement in the near future.

4.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Our board of directors approved on May 23, 2006 an amendment to our bylaws in order to increase the quorum requirement for meetings of our shareholders such that holders of not less than 33 1/3% of the outstanding shares of our common stock entitled to vote shall constitute a quorum for the transaction of business. The amendment to the bylaws is effective May 23, 2006. Our bylaws previously stated that holders of not less than 1% of the outstanding shares of our common stock entitled to vote constituted a quorum for the transaction of business.

Section 8 Other Events

Item 8.01	Other Events

Effective May 23, 2006, our board of directors has established the following committees of the board of directors:

  audit committee

  nominating and corporate governance committee

  compensation committee.

Our board of directors has adopted charters for each of the above committees.

Audit Committee

Our audit committee is comprised initially of Richard Holmes, Peter Bell and Arnold Dyck, with Mr. Dyck as chairman.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised initially of Paul Saxton, Peter Bell and Richard Holmes, with Mr. Holmes as chairman.

Compensation Committee

Our compensation committee is comprised initially of Paul Saxton, Peter Bell and Arnold Dyck, with Mr. Bell as chairman.

5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

Date: May 25, 2006	By:	/s/ Glenn Catchpole
Glenn Catchpole
Director/ Chief Executive Officer

6.